Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated March 27, 2001 on our audits of the consolidated financial statements of Rhombic Corporation for the years ended December 31, 2000 and 1999. We also consent to the reference to our firm under the caption "Experts".


/s/ Marshall & Weber, CPA's, P.L.C.

Marshall & Weber, CPA's, P.L.C.

Scottsdale, Arizona
June 15, 2001